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                                                                   EXHIBIT 10.28


                                                                          7-7-98


                              FLOWSERVE CORPORATION

                    FIRST AMENDMENT TO 1997 STOCK OPTION PLAN



         THIS AMENDMENT of the Flowserve Corporation 1997 Stock Option Plan (the "Plan") is being executed as of the 22nd day of July, 1998 under the following circumstances:

                           A.      The Plan was adopted by the Board of
                           Directors of Flowserve Corporation (the "Company") in February 1997 and was approved by the shareholders of the Company on April 24, 1997.

                           B. Pursuant to authorization by the Compensation Committee of the Board of Directors, the Plan is being amended by this First Amendment.

         NOW, THEREFORE, the Plan is hereby amended, effective July 22nd, 1998, as follows:

         PART 1. Section 2(j) of the Plan is amended by deleting the phrase "the Chief Financial Officer or Treasurer of the Company" and inserting in lieu thereof the phrase "the General Counsel, the Chief Financial Officer, or the Treasurer of the Company".

         PART 2. The caption of Section 10(b) is amended to read as follows:
"Transfers Permitted by the Committee."

         PART 3. Section 10 of the Plan is further amended by inserting the following as subsection (c) immediately following the first paragraph of subsection (b):

                           (c) Other Permitted Transfers. Unless the Committee
                  otherwise determines at the time of grant, the following options (together with any related Stock Appreciation Right and/or Limited Right) may be transferred or assigned by the Grantee thereof for no consideration to the Grantee's Family Members, trusts for the sole benefit of the Grantee's Family Members, or partnerships whose only partners are Family Members of the Grantee: (i) Director Options; and (ii) options that both (x) are granted to or held by an individual who is an officer of the Company, and (y) at the time of grant, are Nonqualified Options. The provisions of this Section 10(c) shall be applicable to any such option (described in the preceding sentence) granted


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                  prior to July 22, 1998 notwithstanding that the written
                  agreement evidencing such option does not permit such transfer or assignment.

         PART 4. Section 10 of the Plan is further amended by designating the second paragraph of subsection (b) as subsection (d) and inserting the following caption at the beginning of such paragraph: "(d) Method and Effect of Transfer." Such paragraph is further amended by deleting the phrase "the Chief Financial Officer or Treasurer of the Company" and inserting in lieu thereof the phrase "the General Counsel, the Chief Financial Officer, or the Treasurer of the Company".

         PART 4. Section 10 of the Plan is further amended by designating the third paragraph of subsection (b) as subsection (e) and inserting the following caption at the beginning of such paragraph: "(e) Satisfaction of Withholding Obligations."

         IN WITNESS WHEREOF, the undersigned officer has executed this First Amendment as of the day and year first written above.

                                        FLOWSERVE CORPORATION



                                        By /s/ Ronald F. Shuff
                                           -------------------------------------
                                           Ronald F. Shuff
                                           Vice President, Secretary
                                           and General Counsel



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